Exhibit 99.1

February 29, 2012

For Immediate Release	TOMMY BAHAMA Contact: Orsi Public Relations
Janet Orsi/Dyann Hawkins (323) 874-4073
janet@orsipr.com/dyann@orsipr.com

Tommy Bahama Launches International Expansion to Drive Long-Term Growth

Opening Stores in Tokyo, Singapore and Macau

SEATTLE, Feb. 29, 2012/PRNewswire/—Riding the wave of its success in the U.S., the Tommy Bahama Group has announced an important step forward in their strategy to drive long-term growth through international expansion. Tommy Bahama will begin by opening company owned and operated retail stores in premium locations in Asia, including a combined restaurant and retail location in the Ginza district of Tokyo and stores in Macau and Singapore.

“Tommy Bahama has enjoyed significant growth in our direct to consumer business. Through our website and U.S. based stores, we’ve seen a pent up demand and opportunity for our brand internationally and feel that now is the time to pursue that expansion. Our parent company, Oxford Industries, has fully supported our investment and strategy to extend our brand internationally,” said Terry Pillow, CEO of the Tommy Bahama Group.

“We have been laying the groundwork for our international rollout and are confident in the team we have built”, commented Doug Wood, President and COO of the Tommy Bahama Group. “Our domestic investments, which include our flagship store and restaurant in Manhattan as well as a high-profile store on Michigan Avenue in Chicago, plus the addition of international capital expenditures, store opening costs and related infrastructure expenses, will understandably put some downward pressure on our 2012 operating margins. We are confident in this strategic initiative and expect it to drive significant long-term growth for our brand.”

In March 2012, Tommy Bahama  will open a retail store in Macau at the Venetian Resort and Casino. This will be followed in Summer 2012 by a retail store on the high-profile Orchard Road in Singapore. Each store will feature a full Tommy Bahama® collection of men’s and women’s apparel, accessories and home décor product.  Tommy Bahama is actively pursuing other locations in key markets including Hong Kong and Shanghai.

The centerpiece of the initial launch will be a Tommy Bahama Restaurant, Bar and Store in the fashionable Ginza district in Tokyo.  Made popular in the U.S. and synonymous with the Tommy Bahama brand, this combined restaurant and retail environment creates the ideal showcase for the complete product line, along with a full service restaurant and bar that exemplifies Tommy Bahama’s relaxed lifestyle message and allows the brand to fully express itself.  The Ginza location is expected to open in early 2013.

ABOUT TOMMY BAHAMA

Tommy Bahama is owned by Tommy Bahama Group, Inc., a wholly owned subsidiary of Oxford Industries, Inc. (NYSE:OXM).  Established in August 1992, with corporate headquarters in Seattle, Tommy Bahama is a lifestyle company that defines relaxed, sophisticated style in men’s and women’s sportswear, denim, swimwear, accessories and a complete home furnishings collection.  Tommy Bahama is available at the country’s finest retailers, including Nordstrom, as well as high profile resort locations around the world. There are 96 Tommy Bahama retail locations across the country, 13 of which include a Tommy Bahama restaurant & bar. Additional stores will be opening this year. For more information, please visit www.tommybahama.com

ABOUT OXFORD INDUSTRIES, INC.

Oxford Industries, Inc. is an international apparel design, sourcing and marketing company featuring a diverse portfolio of owned and licensed brands. Oxford’s brands include Tommy Bahama®, Lilly Pulitzer®, Ben Sherman®, Oxford Golf®, Arnold Brant® and Billy London®. The Company also holds exclusive licenses to produce and sell certain product categories under the Kenneth Cole®, Geoffrey Beene®, Dockers® and Ike Behar® labels. The Company operates retail stores, restaurants and Internet websites. The Company also has license arrangements with select third parties to produce and sell certain product categories under its Tommy Bahama, Lilly Pulitzer and Ben Sherman brands. Oxford’s wholesale customers include department stores, specialty stores, national chains, specialty catalogs and Internet retailers. Oxford’s stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford’s website at www.oxfordinc.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release may include statements that are forward-looking statements within the meaning of the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding the impact of economic conditions on consumer demand and spending, particularly in light of general economic uncertainty that continues to prevail, demand for our products, timing of shipments requested by our wholesale customers, expected pricing levels, competitive conditions, the timing and cost of planned capital expenditures, costs of products and raw materials we purchase, costs of labor, access to capital and/or credit markets, acquisition and disposition activities, expected outcomes of pending or potential litigation and regulatory actions and disciplined execution by key management. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in Oxford Industries, Inc.’s Annual Report on Form 10-

K for the period ended January 29, 2011 under the heading “Risk Factors” and those described from time to time in Oxford’s future reports filed with the SEC.